UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2014

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, on January 30, 2014, Andrew J. Guff and Donald P. Spencer each informed EPAM Systems, Inc. (the “Company”) that he would not seek re-election to the Board at the Company’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). Each of Mr. Guff and Mr. Spencer did not stand for re-election as directors at the Company’s 2014 Annual Meeting held on June 13, 2014, at which time they each completed their term as a director of the Company.
Item 5.07. Submission of Matters to a Vote of Security Holders
The Company held its 2014 Annual Meeting on June 13, 2014. At the 2014 Annual Meeting, a total of 46,959,247 shares were represented in person or by valid proxy and the Company’s stockholders took the following actions:

Election of Directors
The nominated director was elected to serve as a Class II director to hold office for a three-year term until the annual meeting of stockholders in 2017, or until his successor is elected and qualified. Votes cast were as follows:

Nominee	Votes FOR	Withheld	Broker non-votes
Ronald P. Vargo	37,809,869	1,375,690	4,622,302

Ratification of Appointment of Independent Auditors
Stockholders of the Company also ratified the appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ended December 31, 2014. Votes cast were as follows:

FOR:	43,626,198	AGAINST:	49,799	ABSTAIN:	131,864

The proposals presented at the 2014 Annual Meeting are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 29, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPAM Systems, Inc.

Date:	June 18, 2014	By:	/s/ Ginger Mosier
			Name:	Ginger Mosier
			Title:	Vice President, General Counsel and Corporate Secretary